UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

☒	Filed by the Registrant
☐	Filed by a Party other than the Registrant

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

NGL ENERGY PARTNERS LP
(Name of Registrant as specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SPECIAL MEETING OF UNITHOLDERS

To the Unitholders of NGL Energy Partners LP:

You are cordially invited to attend the Special Meeting of Unitholders (the “Special Meeting”) of NGL Energy Partners LP (the “Partnership”) on Monday, February 9, 2026, at 10:30 a.m. (Central Standard Time). The Special Meeting will be held in person at the Double Tree Tulsa Warren Place, Aspen Room, located at 6110 South Yale Avenue, Tulsa, Oklahoma 74136.

The accompanying Notice and Proxy Statement discuss proposals which will be submitted to a vote of the Unitholders. Namely, the Special Meeting is being held to seek the approval of the Unitholders of the NGL Energy Partners LP 2025 Long-Term Incentive Plan and to ratify the appointment of our independent registered public accounting firm for fiscal year 2026.

Your vote is very important. The Proxy Statement further describing the matters to be acted on at the Special Meeting is contained in the following pages. We encourage you to read the Proxy Statement and vote your common units as soon as possible. Enclosed is a proxy that will entitle you to vote your common units on the matters to be considered at the Special Meeting, even if you are unable to attend the Special Meeting. You can be sure your common units are represented at the Special Meeting by promptly submitting your vote by the Internet, by telephone, or by mail. If you attend the Special Meeting, you may also vote in person at the meeting.

On behalf of NGL Energy Partners LP, I thank you for your ongoing interest and investment in the Partnership.

Sincerely,

NGL Energy Partners LP
By: NGL Energy Holdings LLC, its general partner

H. Michael Krimbill
Chief Executive Officer

NOTICE OF SPECIAL MEETING OF UNITHOLDERS

When:	Monday, February 9, 2026, at 10:30 a.m. (Central Standard Time)

Where:	In Person at the Double Tree Tulsa Warren Place, Aspen Room, located at 6110 South Yale Avenue, Tulsa, Oklahoma 74136

Agenda:	At the Special Meeting, you will be asked to:

1.Proposal 1: Approve the NGL Energy Partners LP 2025 Long-Term Incentive Plan (the “LTIP Proposal”);
2.Proposal 2: Ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for fiscal year 2026;
3.Proposal 3: Approve the adjournment or postponement of the Special Meeting, if necessary, to continue to solicit votes for the LTIP Proposal; and
4.Transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

Who Can Vote:	Unitholders of record as of the closing of business on Thursday, December 18, 2025.

How to Vote:	Your vote is important! Even if you plan to attend the Special Meeting, it is important you vote as soon as possible using one of the following methods:

Via the Internet:	Call Toll-Free:	Mail Signed Proxy Card:

Follow the instructions in the Notice or proxy card.	Call the toll-free number on your proxy card.	Follow the instructions on your proxy card.

By Order of the Board of Directors

NGL Energy Partners LP
By: NGL Energy Holdings LLC, its general partner

L. Ryan Collins
SVP, General Counsel and Corporate Secretary

IMPORTANT INFORMATION REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF UNITHOLDERS TO BE HELD ON FEBRUARY 9, 2026
Our Proxy Statement and proxy card are available at https://www.nglenergypartners.com/unitholder2025/.

IMPORTANT VOTING INFORMATION

If you are a beneficial owner whose units are held of record by a broker, you must instruct the broker how to vote your units. If you do not provide voting instructions, your units will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, the broker can register your units as being present at the Special Meeting for purposes of determining the presence of a quorum, but will not be able to vote on those matters for which specific authorization is required under the rules of the New York Stock Exchange (“NYSE”).

If you are a beneficial owner whose units are held of record by a broker, your broker has discretionary voting authority under NYSE rules to vote your units on the ratification of the appointment of Grant Thornton LLP as independent registered public accounting firm for the fiscal year 2026 (Proposal 2), even if the broker does not receive voting instructions from you. However, your broker does not have discretionary authority to vote on the approval of the LTIP Proposal (Proposal 1) or the adjournment or postponement of the Special Meeting, if necessary, to continue to solicit votes for the LTIP Proposal (Proposal 3) without instructions from you. Therefore, if you are a beneficial owner and do not provide your broker with instructions on those matters, a broker non-vote will occur and your units will not be voted on those matters. Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their units.

MORE INFORMATION IS AVAILABLE

If you have any questions about the proxy voting process, please contact the broker, bank, or other financial institution where you hold your units. The Securities and Exchange Commission (“SEC”) also has a website (www.sec.gov/spotlight/proxymatters.html) with more information about your rights as a unitholder.

Additionally, you may contact Investor Relations at investorinfo@nglep.com or to Investor Relations, NGL Energy Partners LP, 6120 South Yale Avenue, Suite 1300, Tulsa, Oklahoma 74136 or by telephone at (918) 481-1119.

TABLE OF CONTENTS

PROXY STATEMENT SUMMARY.....................................................................................................	6

INFORMATION ABOUT THE SPECIAL MEETING AND PROXY MATERIALS.........................	8

VOTING SECURITIES OF PRINCIPAL UNITHOLDERS AND MANAGEMENT.........................	11

PROPOSAL 1. APPROVE THE NGL ENERGY PARTNERS LP 2025 LONG-TERM INCENTIVE PLAN................................................................................................................................	13

PROPOSAL 2. RATIFY THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2026................................................................	18

PROPOSAL 3. APPROVE THE ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING, IF NECESSARY, TO CONTINUE TO SOLICIT VOTES FOR THE LTIP PROPOSAL............................................................................................................................................	20

OTHER MATTERS................................................................................................................................	21

APPENDIX A. NGL ENERGY PARTNERS LP 2025 LONG-TERM INCENTIVE PLAN...............	A-1

PROXY STATEMENT FOR NGL ENERGY PARTNERS LP
SPECIAL MEETING OF UNITHOLDERS

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This is only a summary and may not contain all of the information that is important to you or that you should consider before voting. Please review this Proxy Statement in full, as well as our Annual Report on Form 10-K for the year ended March 31, 2025 (the “2025 Annual Report”). In this Proxy Statement, “we,” “us,” “our,” “NGL Energy Partners,” and the “Partnership” refer to NGL Energy Partners LP, a Delaware limited partnership, and its subsidiaries.

Special Meeting Information

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of NGL Energy Holdings LLC, the general partner of NGL Energy Partners LP (“NGL Energy Partners” or the “Partnership”), of proxies to be voted at the Special Meeting of Unitholders (the “Special Meeting”), and at any adjournment or postponement thereof.

Date:	February 9, 2026

Time:	10:30 a.m. (Central Standard Time)

Location:	In Person at the Double Tree Tulsa Warren Place, Aspen Room, located at 6110 South Yale Avenue, Tulsa, Oklahoma 74136

Record Date:	December 18, 2025

Voting:	Only holders of record of the Partnership’s common units representing Limited Partner Interests (“common units”) as of the Record Date (December 18, 2025) will be entitled to notice and to vote.

How to Attend:	By attending in person at the address listed above.

Matters to be Voted Upon

In addition to the proposals listed below, unitholders will also transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof. Each proxy will be voted as specified by the unitholder. Any duly executed proxy not specifying to the contrary will be voted in accordance with the Board’s recommendations, listed below.

Proposals		Board Recommendation	Page Reference
Proposal 1:	Approve the NGL Energy Partners LP 2025 Long-Term Incentive Plan (the “LTIP Proposal”)	FOR	13
Proposal 2:	Ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for fiscal year 2026	FOR	18
Proposal 3:	Approve the adjournment or postponement of the Special Meeting, if necessary, to continue to solicit votes for the LTIP Proposal	FOR	20

About NGL Energy Partners LP

We are a diversified midstream energy partnership that transports, treats, recycles and disposes of produced and flowback water generated as part of the energy production process as well as transports, stores, markets and provides other logistics services for crude oil and liquid hydrocarbons. Our business is currently organized into the following three segments:

•Our Water Solutions segment transports, treats, recycles and disposes of produced and flowback water generated from crude oil and natural gas production. We also sell produced water for reuse and recycle to our producer customers to be used in their crude oil exploration and production activities. As part of processing water, we aggregate and sell recovered crude oil, also known as skim oil. We also dispose of solids such as tank bottoms, drilling fluids and drilling muds and perform other ancillary services such as truck washouts. Our activities in this segment are underpinned by long-term, fixed fee contracts and acreage dedications, some of which contain minimum volume commitments with leading oil and gas companies including large, investment grade producer customers.

•Our Crude Oil Logistics segment purchases crude oil from producers and marketers and transports it to refineries or for resale at pipeline injection stations, storage terminals, barge loading facilities, rail facilities and other trade hubs, and provides storage, terminaling and transportation services through its owned assets. Our activities in this segment are supported by certain long-term, fixed rate contracts with acreage dedications and which include minimum volume commitments on our storage tanks and owned and leased pipelines.

•Our Liquids Logistics segment conducts supply operations for natural gas liquids to commercial, retail and industrial customers across the United States and Canada. These operations are conducted through our five owned terminals, third-party storage and terminal facilities, nine common carrier pipelines and a fleet of leased railcars. We also provide services for marine exports of butane through our facility located in Chesapeake, Virginia and we also own a propane pipeline in Michigan. We attempt to reduce our exposure to price fluctuations by using back-to-back physical contracts and pre-sale agreements that allow us to lock in a margin on a percentage of our winter volumes. We also enter into financially settled derivative contracts as economic hedges of our physical inventory, physical sales and physical purchase contracts.

INFORMATION ABOUT THE SPECIAL MEETING AND PROXY MATERIALS

We are providing this Proxy Statement and related materials because the Board is soliciting your proxy to vote your units at the Special Meeting to be held on Monday, February 9, 2026, beginning at 10:30 a.m. (Central Standard Time) in person at the Double Tree Tulsa Warren Place, Aspen Room, located at 6110 South Yale Avenue, Tulsa, Oklahoma 74136 and at any adjournment or postponement thereof. This Proxy Statement and the enclosed proxy card are being first made available to unitholders of record on or about December 18, 2025. All unitholders are invited to attend the Special Meeting.

This Proxy Statement is being made available to you because you own our common units as of the Record Date, which entitles you to vote at the Special Meeting. By use of a proxy, you can vote whether or not you attend the in person Special Meeting. This Proxy Statement describes the matters we would like you to vote on and provides information on those matters.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Unitholders to be Held on February 9, 2026:

This Proxy Statement is available online at https://www.nglenergypartners.com/unitholder2025/.

Proxy Statement Questions and Answers

What matters will be voted on, how does the Board recommend I vote, and what is required to approve each matter?
The matters scheduled to be voted on at the Special Meeting, the recommendations of the Board, and the approval required for each matter are listed below:

Proposals	Board Recommendation	Page Reference	Requirement to Approve
Proposal 1:
Approve the NGL Energy Partners LP 2025 Long-Term Incentive Plan (the “LTIP Proposal”)	FOR	13	Affirmative vote of a majority of the common units entitled to vote and be present in person or by proxy.
Proposal 2:
Ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for fiscal year 2026	FOR	18	Affirmative vote of a majority of the common units entitled to vote and be present in person or by proxy.
Proposal 3:
Approve the adjournment or postponement of the Special Meeting, if necessary, to continue to solicit votes for the LTIP Proposal	FOR	20	Affirmative vote of a majority of the common units entitled to vote and be present in person or by proxy.

In addition to these matters, unitholders will also transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.
Why are you holding a Special Meeting of Unitholders?
As further described in this Proxy Statement, we are holding a Special Meeting of our unitholders to seek the approval of our NGL Energy Partners LP 2025 Long-Term Incentive Plan, in accordance with NYSE rules. At the Special Meeting, we are also asking our unitholders to ratify the selection by the Board of Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm for fiscal year 2026.
How do I vote?
If you were a unitholder of record at the close of business on December 18, 2025 (the “Record Date”), you can vote your units by any one of the following methods:
•Before the Special Meeting:
◦Via the internet, by visiting www.proxypush.com/NGL and entering your control number;

◦By telephone at 1-866-883-3382 and providing your control number; or
◦By signing and returning your proxy card by mail, if you received a paper copy of the proxy materials.
•During the Special Meeting:
◦By attending the Special Meeting in person and voting in accordance with the instructions provided at such time.
If you were a beneficial owner at the close of business on the Record Date, you will be sent separate voting instructions from your broker, bank, or other nominee explaining how to vote your units. Beneficial owners who wish to vote during our in person Special Meeting must ask the broker, bank, or other nominee that holds their units to provide them with a legal proxy to vote such units.
Whether or not you plan to attend the Special Meeting, we urge you to vote. Returning the proxy card or voting by telephone or via the Internet will not affect your right to attend the Special Meeting and vote during the Special Meeting.
What is a Proxy Statement?
A Proxy Statement is a document that the SEC requires us to give you when we solicit your proxy to vote your units on your behalf. A proxy is your legal designation of another person to vote the units you own. When you vote online, by telephone or by signing, dating and returning your proxy card, you designate two of our officers as your proxies at the Special Meeting. These two officers are H. Michael Krimbill, our Chief Executive Officer, and Bradley P. Cooper, our Chief Financial Officer, each with full power to act without the other and with full power of substitution.
Who is entitled to vote?
Holders of NGL Energy Partners common units at the close of business on the Record Date, December 18, 2025, are entitled to notice of the Special Meeting and to vote their units at the Special Meeting and any adjournment or postponement thereof. Each common unit is entitled to one vote. A list of unitholders of record will be available for inspection during normal business hours for 10 days preceding the Special Meeting at our headquarters located at 6120 South Yale Avenue, Suite 1300, Tulsa, Oklahoma 74136 and in person during the Special Meeting. On the Record Date, there were 124,269,915 common units outstanding. The NGL Energy Partners common units are our only class of voting units issued and outstanding.
What is the difference between a unitholder of record and a beneficial owner?
If your units are registered directly in your name with NGL Energy Partners’ transfer agent, Equiniti Trust Company, LLC (formerly American Stock Transfer & Trust Company), you are considered a “unitholder of record” with respect to those units. If your units are held in a stock brokerage account, by a bank, or other nominee, you are considered a “beneficial owner” with respect to those units, which units are sometimes referred to as being held “in street name,” and access to our proxy materials is being provided to you by your broker, bank, or other nominee who is considered the unitholder of record with respect to those units.
Can I revoke or change my vote?
You can change or revoke your proxy before it is voted at the Special Meeting in one of the following ways:
•Timely delivering a valid, later-dated proxy or a later-dated vote by telephone;
•Timely delivering written notice of revocation addressed to the Partnership’s Secretary at its headquarters; or
•Attending the Special Meeting in person and voting during the Special Meeting.
If you are a beneficial owner of units but not the unitholder of record, you may submit new voting instructions by contacting your broker, bank, or other nominee. All units that have been properly voted and not revoked will be voted during the Special Meeting.
How do I attend the Special Meeting?
The Special Meeting will be held in person on February 9, 2026, at 10:30 a.m. (Central Standard Time), at the Double Tree Tulsa Warren Place, Aspen Room, located at 6110 South Yale Avenue, Tulsa, Oklahoma 74136.
How do I submit a question at the Special Meeting?
Unitholders that attend the Special Meeting are permitted to submit questions during the Special Meeting by following the instructions provided at the Special Meeting. Questions should be succinct, cover only one topic per question, and be limited to matters in the Agenda to be voted on by the unitholders at the Special Meeting. Questions must also be consistent with the rules of conduct for the Special Meeting, which will be available at the Special Meeting. Unitholders may raise any questions not answered during the Special Meeting after the Special Meeting by contacting Investor Relations at investorinfo@nglep.com or to Investor Relations, NGL Energy Partners LP, 6120 South Yale Avenue, Suite 1300, Tulsa, Oklahoma 74136 or by telephone at (918) 481-1119.

What constitutes a quorum at the Special Meeting?
On the Record Date, there were 124,269,915 common units outstanding. Each common unit is entitled to one vote on all matters voted on at the Special Meeting. A majority of the outstanding common units represented in person or by proxy will be a quorum for the Special Meeting. If you submit a properly executed proxy card, you will be considered part of the quorum. Abstentions and broker non-votes will also count toward the presence of a quorum.
How are votes counted?
Common units represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated thereon. In the absence of specific instructions to the contrary, properly executed unrevoked proxies will be voted: (i) FOR Proposal 1 (Approval of NGL Energy Partners LP 2025 Long-Term Incentive Plan), (ii) FOR Proposal 2 (Ratification of the appointment of our independent registered public accounting firm for fiscal year 2026), and (iii) FOR Proposal 3 (Approval of the adjournment or postponement of the Special Meeting, if necessary, to continue to solicit votes for the LTIP Proposal). No other business is expected to come before unitholders at the Special Meeting. However, should any other matter requiring a vote of unitholders properly arise, the persons named in the enclosed proxy card will vote such proxy in accordance with their best judgement (including the recommendation of the Board).
What is the effect of broker non-votes?
NYSE rules grant your broker discretionary authority to vote on “routine” proposals. Where a proposal is not “routine,” a broker who has received no instructions from its clients does not have discretion to vote its clients’ uninstructed common units on that proposal, and the unvoted common units are referred to as “broker non-votes.” For the Special Meeting, Proposal 2 is considered a “routine” proposal, and a broker may exercise discretionary voting power for Proposal 2 and, therefore, no broker non-votes are expected for this proposal. However, each of Proposal 1 and Proposal 3 are not considered “routine” proposals, and brokers will not have discretionary authority to vote on the proposals without explicit instructions from the beneficial owners of such common units. Therefore, broker non-votes, if any, will have no effect on Proposal 1 or Proposal 3.
What is the effect of abstentions?
Abstentions will have the same effect as a vote AGAINST each of Proposal 1, Proposal 2, and Proposal 3.
How are proxies solicited and who pays the cost of solicitation?
Proxies may be solicited by or on behalf of the Partnership by our directors, officers, employees, or other agents by telephone, e-mail, fax, or other electronic means of communications (through the Partnership’s website), or in person. We have also engaged D.F. King & Co. (“D.F. King”) to solicit proxies on our behalf. We will bear all costs of solicitation. We expect to pay D.F. King aggregate fees, costs, and expenses of approximately $15,000 for soliciting proxies plus reimbursement for other reasonable out-of-pocket expenses.
Why did I receive only one Notice when there are several unitholders of record at my address?
If you and other residents at your mailing address own common units in street name, your broker, bank, or other nominee may have sent you a notice that your household will receive only one proxy statement for each company in which you hold units through that broker, bank, or other nominee. This practice is called “householding.” If you did not respond that you did not want to participate in householding, you are deemed to have consented to that process. If these procedures apply to you, your broker, bank, or other nominee will have sent one copy of the Notice and our Proxy Statement to your address. You may revoke your consent to householding at any time by contacting your broker, bank, or other nominee.
If you did not receive an individual copy of the Notice or Proxy Statement, we will send copies to you if you contact us at Investor Relations at investorinfo@nglep.com or to Investor Relations, NGL Energy Partners LP, 6120 South Yale Avenue, Suite 1300, Tulsa, Oklahoma 74136 or by telephone at (918) 481-1119, or use one of the other methods to request paper copies described in this Proxy Statement. If you and other residents at your address have been receiving multiple copies of the Notice or, if applicable, our Proxy Statement, and desire to receive only a single copy of these materials, you may contact your broker, bank, or other nominee or contact us at the above address or telephone number.
Whom should I contact if I have any questions about my common unit ownership?
If you are a unitholder of record and have any questions about your ownership of NGL Energy Partners common units, please contact our transfer agent at: Equiniti Trust Company, LLC (formerly American Stock Transfer & Trust Company, LLC), 48 Wall Street, Floor 23, New York, NY 10005, Telephone: (800) 401-1957 (U.S. residents) or (800) 468-9716 (non-U.S. residents), or Website Address: www.equiniti.com. If you are a beneficial owner, holding your units “in street name,” please contact your broker, bank, or other nominee with questions about your ownership of NGL Energy Partners common units.

VOTING SECURITIES OF PRINCIPAL UNITHOLDERS AND MANAGEMENT

The following table presents information regarding beneficial ownership of our common units as of the Record Date, unless otherwise noted by:
•each person or group of persons known by us to be a beneficial owner of more than 5% of our outstanding common units;
•each director of our General Partner;
•each named executive officer of our General Partner; and
•all directors and executive officers of our General Partner as a group.

The following table gives effect to the common units issuable within 60 days of the Record Date, upon the exercise of all options and other rights beneficially owned by the indicated unitholders on that date. Beneficial ownership is determined in accordance with Rule 13d-3 promulgated under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and includes voting and investment power with respect to the common units. Except as otherwise noted below, each person or entity named in the following table has sole voting and investment power with respect to all of our common units that he, she or it beneficially owns.
Unless otherwise noted, each of the individuals listed above is believed to have sole voting and investment power with respect to the units beneficially held by them. The mailing address for each of the officers and directors of our General Partner listed above is 6120 South Yale Avenue, Suite 1300, Tulsa, Oklahoma 74136.

Beneficial Owners	Common Units Beneficially Owned	Percentage of Common Units Beneficially Owned (1)
5% or greater unitholders (other than officers and directors)
Invesco Ltd. (2)	19,562,133	15.7%
Bank of America Corp /DE/ (3)	11,728,872	9.4%
Directors and named executive officers
Shawn W. Coady (4)	2,652,195	2.1%
James M. Collingsworth (5)	739,870	*
L. Ryan Collins	28,733	*
Bradley P. Cooper	200,000	*
Bryan K. Guderian	122,500	*
Jennifer L. Kingham	92,687	*
H. Michael Krimbill (6)	5,025,018	4.0%
John T. Raymond	50,000	*
Derek S. Reiners	126,000	*
Lawrence J. Thuillier	84,298	*
All directors and executive officers as a group (10 persons) (7)	9,121,301	7.3%
* Less than 1.0%

(1)    Based on the 124,269,915 common units outstanding as of the Record Date, December 18, 2025.
(2)    The mailing address for Invesco Ltd. is 1331 Spring Street NW, Suite 2500, Atlanta, GA 30309. Invesco Ltd. reported sole voting and dispositive power with respect to all common units beneficially owned. The information related to Invesco Ltd. is based upon its Schedule 13G/A filed with the SEC on February 12, 2024.
(3)    The mailing address for Bank of America Corp /DE/ is 100 N Tryon Street, Charlotte, NC 28255. Bank of America Corporation on behalf of itself and its wholly owned subsidiaries Bank of America N.A. reported shared voting power with respect to 11,719,925 common units and shared dispositive power with respect to all common units beneficially owned. The information related to Bank of America Corp /DE/ is based upon its Schedule 13G filed with the SEC on November 14, 2025.

(4)    Dr. Coady owns 172,304 of these common units. SWC Family Partnership LP owns 2,320,391 of these common units. SWC Family Partnership LP is solely owned by SWC General Partner, LLC, of which Dr. Coady is the sole member. Dr. Coady may be deemed to have sole voting and investment power over these units, but disclaims such beneficial ownership except to the extent of his pecuniary interest therein. The 2012 Shawn W. Coady Irrevocable Insurance Trust, which was established for the benefit of Shawn W. Coady’s children, owns 135,000 of these common units. Dr. Coady may be deemed to have sole voting and investment power over these units, but disclaims such beneficial ownership except to the extent of his pecuniary interest therein. The Tara Nicole Coady Trust II, of which the reporting person is the trustee, owns 12,250 of these common units. The Colleen Blair Coady Trust, of which the reporting person is the trustee, owns 12,250 of these common units. Dr. Coady also owns a 12.27% interest in our General Partner through Coady Enterprises, LLC, of which he owns 100% of the membership interests.
(5)    Mr. Collingsworth owns 727,500 of these common units. Mr. Collingsworth holds 2,000 of these common units jointly with his spouse, Cindy Collingsworth. Cindy Collingsworth and her sister jointly own 9,500 of these common units. Cindy Collingsworth owns 870 of these common units.
(6)    Mr. Krimbill owns 2,978,615 of these common units. Krim2010, LLC owns 904,848 of these common units. Krimbill Enterprises LP, H. Michael Krimbill and James E. Krimbill own 90.89%, 4.05%, and 5.06% of Krim2010, LLC, respectively. Krimbill Enterprises LP also owns 648,000 of these common units. Krimbill Enterprises LP is controlled by H. Michael Krimbill via his ownership of its general partner, Krimbill Holding Company. H. Michael Krimbill may be deemed to have sole voting and investment power over these units, but disclaims such beneficial ownership except to the extent of his pecuniary interest therein. KrimGP2010 LLC owns 363,555 of these common units. KrimGP2010 LLC is solely owned by H. Michael Krimbill. H. Michael Krimbill may be deemed to have sole voting and investment power over these units, but disclaims such beneficial ownership except to the extent of his pecuniary interest therein. Krimbill Enterprises LP, II also owns 130,000 of these common units. Krimbill Enterprises LP, II is controlled by H. Michael Krimbill via his ownership of its general partner, Krimbill Holding Company. H. Michael Krimbill may be deemed to have sole voting and investment power over these units, but disclaims such beneficial ownership except to the extent of his pecuniary interest therein. H. Michael Krimbill also owns a 15.10% interest in our General Partner through KrimGP2010, LLC, of which he owns 100% of the membership interests.
(7)    The directors and executive officers of our General Partner, as of December 18, 2025, also collectively own a 33.43% interest in our General Partner.

PROPOSAL 1.
APPROVE THE NGL ENERGY PARTNERS LP 2025 LONG-TERM INCENTIVE PLAN

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE NGL ENERGY PARTNERS LP 2025 LONG-TERM INCENTIVE PLAN.

Pursuant to Section 14A of the Exchange Act, we are asking unitholders to approve the NGL Energy Partners LP 2025 Long-Term Incentive Plan.
General
On December 12, 2025, the Board unanimously approved the NGL Energy Partners LP 2025 Long-Term Incentive Plan (the “2025 LTIP”). The adoption of the 2025 LTIP is subject to unitholder approval at the Special Meeting, and the 2025 LTIP will not become effective if this approval is not received. The 2025 LTIP includes terms that are substantially similar to the provisions contained in the NGL Energy Partners Long-Term Incentive Plan, which expired under its terms on May 10, 2021.
Pursuant to the 2025 LTIP, and as more fully described below, the Compensation Committee of the Board (the “Committee”) shall have full power and authority to grant options, unit appreciation rights, restricted units, phantom units, unit-based awards or other unit awards (collectively, “Awards”) to eligible participants. The purpose of this Proposal is to obtain approval from the Partnership’s unitholders of the 2025 LTIP, which is intended to strengthen the Partnership by enhancing the ability of the Partnership and its affiliates and subsidiaries to attract and retain the services of individuals who are essential for the growth and profitability of the Partnership and to encourage them to devote their best efforts to advancing the business of the Partnership.
The Board believes that the approval of the 2025 LTIP by our unitholders will further our compensation structure and strategy and that our ability to attract and retain our top-quality talent, which is crucial to the Partnership’s success, would be enhanced by our ability to grant equity and equity-based compensation under the 2025 LTIP. If the 2025 LTIP is approved by our unitholders, we intend to file, pursuant to the Securities Act of 1933, as amended, a registration statement on Form S-8 to register the units available for issuance under the 2025 LTIP.
If approved by the unitholders, the total number of common units authorized under the 2025 LTIP will be 10,000,000. Total potential dilution to unitholders under the 2025 LTIP is approximately 7.95%. Since June 5, 2024, the date the Board adopted our common unit repurchase program, we have purchased a total 8,242,851 common units at a weighted average price of $5.49 per common unit. We believe that the impact of repurchases under our common unit repurchase program should also be taken into account when considering the potential dilution to our unitholders resulting from the adoption of the 2025 LTIP. We currently have no outstanding equity awards, which results in an existing overhang of 0%.
The 2025 LTIP includes key provisions designed to protect unitholders’ interests and to promote effective corporate governance, including, without limitation, the following:
•No Discounted Options or Unit Appreciation Rights. The exercise price per unit purchasable under an option or subject to a unit appreciation right shall be determined by the Committee at the time of grant, but in no instance may an option or unit appreciation right be granted with an exercise price lower than the fair market value of the underlying units on the date of grant.
•No Repricing of Options or Unit Appreciation Rights. The 2025 LTIP prohibits repricing of options and unit appreciation rights, including the amendment, cancellation, or replacement of options and unit appreciation rights in exchange for cash, other awards, or options or unit appreciation rights with an exercise price that is less than the exercise price of the original options or unit appreciation rights, unless approved by the Partnership’s unitholders.
•Double Trigger Change of Control Provisions. If the Awards under the Plan are assumed in connection with a Change of Control then acceleration of the vesting of any Awards will only occur if the Participant’s employment is involuntarily terminated without “cause” or voluntarily terminated for “good reason” within 24 months of the Change of Control.
•No Evergreen Provision. There is no “evergreen” or automatic replenishment provision pursuant to which the units authorized for issuance under the 2025 LTIP are automatically replenished.
•No Automatic Grants. The 2025 LTIP does not provide automatic grants to any participant.
•No Distributions or Distribution Equivalents on Options and Unit Appreciation Rights; Distributions or Distribution Equivalents on Unvested Other Awards. The 2025 LTIP permits distribution equivalent rights to only be granted in tandem with phantom units and for distributions to be made with respect to restricted units. The 2025 LTIP does not provide for the payment of distributions and distribution equivalents with respect to any awards of options and unit appreciation rights. Additionally, the 2025 LTIP provides that the Committee may make any distributions or distribution equivalents paid in connection with restricted units and phantom units, respectively, subject to the satisfaction of vesting and any other restrictions applicable to the underlying awards.
•No Unit Recycling for Net Exercises or Tax Withholding. Under the 2025 LTIP, units surrendered or withheld to pay either the exercise price of an award or to withhold taxes in respect of an award do not become available for issuance in the future.
•Clawback Policy. All awards under the 2025 LTIP are subject to the Partnership’s Clawback Policy.

Material Features of the 2025 LTIP
The principal provisions of the 2025 LTIP are summarized below. This summary, however, does not purport to be complete and is qualified in its entirety by the terms of the 2025 LTIP document, included as Appendix A to this Proxy Statement. Capitalized terms used in this Proposal 1 and not otherwise defined have the meanings given to them in the 2025 LTIP.
Purpose
The purpose of this Proposal is to obtain approval from the Partnership’s unitholders of the 2025 LTIP, which is intended to strengthen the Partnership by enhancing the ability of the Partnership and its affiliates and subsidiaries to attract and retain the services of individuals who are essential for the growth and profitability of the Partnership and to encourage them to devote their best efforts to advancing the business of the Partnership.
Eligibility
The 2025 LTIP permits grants of Awards to any Employee, consultant, or Director of the Partnership, its General Partner, or a Subsidiary, or an Affiliate thereof, selected by the Committee in its sole discretion. As of December 1, 2025, we had 459 employees, five executive officers, and five non-employee directors of our General Partner, in each case who are eligible to participate in the 2025 LTIP.
Effective Date and Term
The Effective Date of the Plan is the date on which the Plan is approved by the unitholders of the Partnership. The Plan shall continue until the earliest of (i) the date the Plan is terminated by the Board; (ii) all Units available under the Plan have been paid to Participants; or (iii) the 10th anniversary of the Effective Date.
Administration
The Plan shall be administered by the Committee, but the Committee, in its sole discretion, may delegate any or all of its powers and duties under the Plan, including the power to grant Awards under the Plan, to the Chief Executive Officer or the General Partner. Subject to the terms of the Plan, the Committee shall have full authority to (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Units to be covered by Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled, exercised, canceled, or forfeited; (vi) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (vii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. The terms and conditions of specific grants of Awards will be set forth in written award agreements between the Partnership and the Participant. No awards will be granted under the 2025 LTIP on or after the 10th anniversary of the Effective Date, but awards granted prior to such date may extend beyond the date.
Authorized Units; Limits on Awards
Subject to the terms of the Plan, the maximum number of Units that may be delivered with respect to Awards under the Plan shall be 10,000,000. If an Award is forfeited, cancelled, exercised, paid, or otherwise terminates or expires without the actual delivery of Units, the Units subject to such Award shall again be available for Awards under the Plan.
Vesting Period
The Committee shall establish, in its sole discretion, the period during which an Award (i) is either not exercisable by or payable to the participant and (ii) remains subject to forfeiture.

Types of Awards
The 2025 LTIP authorizes the granting of Options, Unit Appreciation Rights, Restricted Units, Phantom Units, Other Unit-Based Awards, or Unit Awards granted under the Plan, and includes any tandem DERs granted with respect to a Phantom Unit.
Options. An Option is the right to purchase units on a future date at a specific price per unit, or “exercise price,” which may not be less than the Fair Market Value on the date the option is granted. The time or times at which an Option vests is set forth in an individual Award Agreement.
Unit Appreciation Rights. A Unit Appreciation Right, or UAR, is a contingent right that entitles the holder to receive all or part of the excess of the Fair Market Value of a Unit on the exercise date of the UAR over the exercise price of the UAR. Such excess shall be paid in Units, cash or any combination thereof, in the discretion of the Committee.
Restricted Units. A Restricted Unit is a Unit granted under the Plan that is subject to a Restricted Period, which is the period established by the Committee with respect to an Award during which the Award remains subject to forfeiture and is either not exercisable by or payable to the Participant, as the case may be, as set forth in the respective Award Agreement.
Phantom Units. A Phantom Unit is a notional unit granted under the Plan that upon vesting entitles the Participant to receive a Unit or an amount of cash equal to the Fair Market Value of a Unit, as determined by the Committee in its discretion.
Unit Awards. A Unit Award means the grant of any Unit that is not subject to a Restricted Period.
Other Unit-Based Awards. An Other Unit-Based Award is an award denominated or payable in, valued in or otherwise based on or related to Units, in whole or in part. The Committee shall determine the terms and conditions of any such Other Unit-Based Award, and upon vesting an Other Unit-Based Award may be paid in cash, Units (including Restricted Units) or any combination thereof as provided in the Award Agreement.
DER. A contingent right, granted in tandem with a specific Phantom Unit, to receive with respect to each Phantom Unit subject to the Award an amount in cash, Units, Restricted Units and/or Phantom Units equal in value to the distributions made by the Partnership with respect to a Unit during the period such Award is outstanding.
Determination of Awards
The Committee shall determine the individuals who will receive Awards pursuant to the 2025 LTIP. Generally, as described above, a participant earns an Award, if any, as an added incentive for high levels of performance and extraordinary efforts. The terms of each Award may differ from other Awards granted under the Plan at the same time or some other time.
Effects of Change of Control Transactions
Upon the occurrence of a Change of Control, at which point our General Partner will either (i) no longer serve as the General Partner of the Partnership or (ii) be under the control of a different person or group, each outstanding Award shall be treated as provided for in the definitive agreement entered into in connection with the Change of Control, such that (i) in the event the Award is assumed thereunder, such Award shall be exercisable or payable, and, notwithstanding anything to the contrary in the Plan or the respective Award Agreement, if the Participant’s employment is involuntarily terminated without “cause” or voluntarily terminated for “good reason” within 24 months of the Change of Control, such Participant shall become 100% vested in the Award upon the date of termination; or (ii) in the event the Award is not assumed thereunder, such Award shall be vested and exercisable on the effective date of the Change of Control.
Amendment and Termination
The Board or the Committee may amend, alter, suspend, discontinue, or terminate the Plan in any manner, including increasing the number of Units available for Awards under the Plan, without the consent of any Participant, other holder, or beneficiary of an Award, or any other Person; provided, that, to the extent necessary under the applicable rules of the NYSE, no amendment shall be effective unless approved by the unitholders of the Partnership.
Non-Transferability
A Participant’s right and interest under the 2025 LTIP may generally not be assigned or transferred, other than by will or the laws of descent and distribution, provided that the Committee may provide otherwise, including that an option is transferrable to certain of a participant’s family members or entities controlled by the same.

Clawback Policy
The Plan and all Awards issued thereunder shall be subject to the Partnership’s Clawback Policy, as such policy may be amended from time to time.
Material U.S. Federal Tax Consequences Relating to Long-Term Incentive Plan Awards
The following is a brief description under current law of the principal U.S. federal income tax consequences generally arising with respect to Awards under the 2025 LTIP. This description is not intended to, and does not, provide or supplement tax advice to participants receiving Awards. Participants are advised to consult with their own independent tax advisors with respect to the specific tax consequences that, in light of their particular circumstances, might arise in connection with their receipt of Awards under the 2025 LTIP, including any state, local or foreign tax consequences and the effect, if any, of gift, estate and inheritance taxes.
Options and Unit Appreciation Rights. The grant of an option or unit appreciation right generally should not result in recognition of income for federal income tax purposes at the grant date for the participant. Generally, upon exercising such an option or unit appreciation right, the participant will recognize ordinary income equal to the excess of the fair market value of the vested units (and/or cash or other property) acquired on the date of exercise over the exercise price, and will be subject to FICA (Social Security and Medicare) tax in respect of such amounts, and the Partnership will generally be entitled to deduct the same amount. A participant’s disposition of units acquired upon the exercise of an option or unit appreciation right generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant’s tax basis in such units (the tax basis in the acquired units generally being the exercise price plus any amount recognized as ordinary income in connection with the exercise of the option).
Restricted Unit Awards. A Participant receiving restricted units generally should not have taxable income upon grant of nontransferable restricted units subject to a substantial risk of forfeiture (unless the participant elects to accelerate recognition as of the date of grant under a so-called “83(b) election”). Unless an 83(b) election is made, the participant will recognize ordinary income, if any, at the time of vesting equal to the fair market value of the units determined as of the vesting date, less any amount paid for the restricted units, and will be subject to FICA (Social Security and Medicare) tax in respect of such amounts, and the Partnership will generally be entitled to deduct the same amount. A participant’s disposition of units acquired upon the vesting of restricted units generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant’s tax basis in such units (the tax basis in the acquired units generally being the amount recognized as ordinary income in connection with the vesting of the restricted units).
Other Incentive Awards (including phantom units). A participant receiving another incentive award generally should not be subject to income taxation at grant. Instead, the participant will be subject to income tax at ordinary rates on the fair market value of the units (or the amount of cash) received on the date of delivery and the Partnership will generally be entitled to deduct the same amount. The participant will generally be subject to FICA (Social Security and Medicare) tax at the time any portion of such Award is deemed vested for tax purposes. The fair market value of the units (if any) received on the delivery date will be the participant’s tax basis for purposes of determining any subsequent gain or loss from the sale of the units, and the participant’s holding period with respect to such units will begin at the delivery date. Gain or loss resulting from any sale of units delivered to a participant will be treated as long- or short-term capital gain or loss depending on the holding period.
Section 162(m) of the Code. Section 162(m) of the Code generally imposes a $1,000,000 annual limit on a publicly held partnership’s tax deduction for compensation paid to certain executive officers. Prior to the effectiveness of Tax Cuts and Jobs Act of 2017 (the “Tax Act”), this limit did not apply to compensation paid to a Partnership’s covered employee for services performed as an employee of the partnership. However, under the Tax Act, the limitation on deductibility was expanded to apply to covered employees, including all named executive officers, of publicly traded partnerships.
Section 409A. Some Awards under the 2025 LTIP may be considered to be deferred compensation subject to special U.S. federal income tax rules (Section 409A of the Code). Failure to satisfy the applicable requirements under these provisions for Awards considered deferred compensation would result in the acceleration of income and additional income tax liability to the participant, including certain penalties. To the extent applicable, the 2025 LTIP and Awards granted under the 2025 LTIP are intended to be structured and interpreted in a manner that either complies with or is exempt from Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Code.
The foregoing is only a summary of the effect of federal income taxation upon the participant and the Partnership with respect to the awards granted under the 2025 LTIP. It does not purport to be complete and does not discuss the tax consequences arising in the context of a Participant’s death or the income tax laws of any municipality, state or foreign country in which the Participant’s income or gain may be taxable.

New Plan Benefits
We cannot currently determine the benefits or number of units subject to Awards that may be granted in the future to eligible participants under the 2025 LTIP because the grant of Awards and terms of such Awards are to be determined in the sole discretion of the Committee.
None of our named executive officers held any outstanding equity Awards as of the Record Date.
Recommendation of the Board
The Board unanimously recommends that unitholders vote “FOR” the approval of the NGL Energy Partners LP 2025 Long-Term Incentive Plan.
Vote Required
The affirmative vote of a majority of the votes entitled to vote and be present in person or by proxy at the Special Meeting is required for Proposal 1 to be approved. If you “ABSTAIN” from voting with respect to this Proposal 1, it has the same effect as a vote “AGAINST” the proposal. The persons named in the accompanying proxy will vote in accordance with the choice specified thereon, or, if no choice is properly indicated, in favor of the approval of the NGL Energy Partners LP 2025 Long-Term Incentive Plan. Broker non-votes, if any, will have no effect on this Proposal 1.

PROPOSAL 2.
RATIFY THE APPOINTMENT OF OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2026

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2026.

Ratification of Independent Registered Public Accounting Firm
Our Audit Committee is responsible for appointing, replacing, compensating, and overseeing the work of our independent registered public accounting firm. Grant Thornton, an independent registered public accounting firm, has served as the Partnership’s independent registered public accounting firm since 2010. The Partnership is a master limited partnership, and neither the General Partner nor the members of its Board of Directors are elected by our unitholders, and, accordingly, the Partnership does not hold annual meetings. We are taking the opportunity of the Special Meeting to seek the input of our unitholders on the Audit Committee’s selection as our independent registered public accounting firm.
Recommendation of the Board
The Audit Committee has appointed Grant Thornton as our independent registered public accounting firm to audit our books and accounts and to examine the Partnership’s financial statements for the year ending March 31, 2026. The Board has directed that this appointment be submitted to our unitholders for ratification at the Special Meeting. We expect a representative of Grant Thornton to be in attendance at the Special Meeting.
The Board unanimously recommends that unitholders vote “FOR” the ratification of Grant Thornton LLP as the Partnership’s independent registered public accounting firm for fiscal year 2026.
Vote Required
The affirmative vote of a majority of the votes entitled to vote and be present in person or by proxy at the Special Meeting is required for Proposal 2 to be approved. If you “ABSTAIN” from voting with respect to this Proposal 2, it has the same effect as a vote “AGAINST” the proposal. The persons named in the accompanying proxy will vote in accordance with the choice specified thereon, or, if no choice is properly indicated, in favor of the ratification of Grant Thornton as the independent registered public accounting firm for the Partnership. Broker non-votes are not expected for Proposal 2.

FEES PAID TO THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table presents fees billed by Grant Thornton to the Partnership and its subsidiaries for professional services and other services in the following categories and amounts for fiscal years ended March 31, 2025 and 2024:

	Year Ended March 31,
	2025	2024
	(in thousands)
Audit Fees (1)	$1,912	$1,867
Audit-Related Fees	–	–
Tax Fees	–	–
All Other Fees	–	–
Total Fees Billed	$1,912	$1,867

(1)    Includes fees for audits of the Partnership’s financial statements, reviews of the related quarterly financial statements, and services that are normally provided by the independent accountants in connection with statutory and regulatory filings or engagements, including reviews of documents filed with the SEC and the preparation of letters to underwriters and other requesting parties.

Audit Committee’s Pre-Approval Policies and Procedures
The charter of the Audit Committee requires the Audit Committee to pre-approve all auditing services, internal control-related services, and permitted non-audit services (including the fees and terms thereof) to be provided by our independent registered public accounting firm, subject to such exceptions for non-audit services as permitted by applicable laws and regulations. The Audit Committee has a pre-approval policy with respect to services that may be performed by the Partnership’s independent auditor. In fiscal years 2025 and 2024, the Audit Committee pre-approved all fees paid to Grant Thornton.

PROPOSAL 3.
APPROVE THE ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING,
IF NECESSARY, TO CONTINUE TO SOLICIT VOTES FOR THE LTIP PROPOSAL

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING, IF NECESSARY, TO CONTINUE TO SOLICIT VOTES FOR THE LTIP PROPOSAL.

Adjournment or Postponement of the Special Meeting
In the event the number of common units present in person or represented by proxy at the Special Meeting and voting “FOR” the approval of Proposal 1 is insufficient to adopt the proposal, we may move to adjourn the Special Meeting in order to enable the Board to solicit additional proxies in favor of the adoption of the proposal. In that event, we will ask unitholders to vote upon this Proposal 3. If the adjournment is for more than 45 days, a notice of the adjourned meeting shall be given to each unitholder of record entitled to vote at the meeting.
Recommendation of the Board
The Board recommends that the unitholders vote “FOR” the approval of the adjournment or postponement of the Special Meeting.
Vote Required
The affirmative vote of a majority of the votes entitled to vote and be present in person or by proxy at the Special Meeting is required for Proposal 3 to be approved. If you “ABSTAIN” from voting with respect to this Proposal 3, it has the same effect as a vote “AGAINST” the proposal. The persons named in the accompanying proxy will vote in accordance with the choice specified thereon, or, if no choice is properly indicated, in favor of the adjournment of the Special Meeting. Broker non-votes, if any, will have no effect on this Proposal 3.

OTHER MATTERS

We know of no other matters to be submitted at our Special Meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the common units they represent as the Board may recommend.

APPENDIX A.
NGL ENERGY PARTNERS LP
2025 LONG-TERM INCENTIVE PLAN

SECTION 1.Purpose of the Plan.

The NGL Energy Partners LP 2025 Long-Term Incentive Plan (as amended, the “Plan”) has been adopted by NGL Energy Partners LP, a Delaware limited partnership (the “Partnership”). The Plan is intended to promote the interests of the Partnership by providing to Employees, consultants and Directors incentive compensation awards based on Units. The Plan’s primary objective is to enhance the ability of the Partnership and its Affiliates and Subsidiaries to attract and retain the services of individuals who are essential for the growth and profitability of the Partnership and to encourage them to devote their best efforts to advancing the business of the Partnership.

SECTION 2.Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Award” means an Option, Unit Appreciation Right, Restricted Unit, Phantom Unit, Other Unit-Based Award, or a Unit Award granted under the Plan, and includes any tandem DERs granted with respect to a Phantom Unit.

“Award Agreement” means the written or electronic agreement by which an Award shall be evidenced.

“Board” means the Board of Directors of the General Partner.

“Change of Control” means, and shall be deemed to have occurred upon one or more of the following events:

(i)any “person” or “group” within the meaning of those terms as used in Sections 13(d) and 14(d) (2) of the Exchange Act, other than an Affiliate of the General Partner, shall become the beneficial owner, by way of merger, consolidation, recapitalization, reorganization or otherwise, of 50% or more of the combined voting power of the equity interests in the General Partner;

(ii)the members of the General Partner approve and implement, in one or a series of transactions, a plan of complete liquidation of the General Partner;

(iii)the sale or other disposition by the General Partner of all or substantially all of its assets in one or more transactions to any Person other than the General Partner or an Affiliate of the General Partner; or

(iv)a Person other than the General Partner or an Affiliate of the General Partner becomes the general partner of the Partnership.

Notwithstanding the foregoing, with respect to an Award that is subject to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), “Change of Control” shall mean a “change of control event” as defined in the regulations and guidance issued under Code Section 409A.

“Committee” means the Board, the Compensation Committee of the Board or such other committee as may be appointed by the Board to administer the Plan.

“DER” means a contingent right, granted in tandem with a specific Phantom Unit, to receive with respect to each Phantom Unit subject to the Award an amount in cash, Units, Restricted Units and/or Phantom Units equal in value to the distributions made by the Partnership with respect to a Unit during the period such Award is outstanding.

“Director” means a member of the board of directors of the General Partner.

“Disability” means, unless provided otherwise in the Award grant agreement, an illness or injury that lasts at least six continuous months, is expected to be permanent and renders the Participant unable to carry out his or her duties to the Board, the General Partner, the Partnership or an Affiliate of the General Partner or the Partnership.

“Effective Date” has the meaning given to such term in Section 9.

“Employee” means an employee of the Partnership, the General Partner, a Subsidiary or an Affiliate of the Partnership, the General Partner or a Subsidiary.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means the average of the high/low sales price of a Unit on the principal national securities exchange or other market in which trading in Units occurs on the applicable date (or, if there is no trading in the Units on such date, on the immediately preceding date on which there was trading) as reported in The Wall Street Journal (or other reporting service approved by the Committee). If Units are not traded on a national securities exchange or other market at the time a determination of fair market value is required to be made hereunder, the determination of fair market value shall be made in good faith by the Committee in accordance with Code Section 409A, as applicable.

“General Partner” means NGL Energy Holdings LLC, a Delaware limited liability company and the general partner of the Partnership.

“Option” means an option to purchase Units granted under the Plan.

“Other Unit-Based Award” means an Award granted pursuant to Section 6(d).

“Participant” means an Employee, consultant or Director granted an Award under the Plan.

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, governmental agency or political subdivision thereof or other entity.

“Phantom Unit” means a notional unit granted under the Plan that upon vesting entitles the Participant to receive a Unit or an amount of cash equal to the Fair Market Value of a Unit, as determined by the Committee in its discretion.

“Restricted Period” means the period established by the Committee with respect to an Award during which the Award remains subject to forfeiture and is either not exercisable by or payable to the Participant, as the case may be.

“Restricted Unit” means a Unit granted under the Plan that is subject to a Restricted Period.

“Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act or any successor rule or regulation thereto as in effect from time to time.

“SEC” means the Securities and Exchange Commission, or any successor thereto.

“Subsidiary” means any entity (i) in which, at the relevant time, the Partnership or the General Partner owns or controls, directly or indirectly, not less than 50% of the total combined voting power represented by all classes of equity interests issued by such entity, (ii) as to which, at the relevant time, the Partnership or the General Partner has the right, directly or indirectly, to appoint or designate, either independently or jointly with another Person, 50% or more of the members of the board of directors or (iii) as to which at the relevant time, the Partnership or the General Partner, directly or indirectly, (A) owns or controls, directly or indirectly, not less than 50% of the total combined voting power represented by classes of equity interests issued by the general partner or managing member of such entity or (B) has the right, directly or indirectly, to appoint or designate, either independently or jointly with another Person, 50% or more of the members of the board of directors of the general partner or managing member thereof.

“Substitute Award” means an Award granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards granted by a company or other entity in connection with a corporate transaction involving the Partnership or an Affiliate thereof, such as a merger, combination, consolidation, or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an Award made in connection with the cancellation and repricing of an Option or UAR.

“UDR” means a distribution made by the Partnership with respect to a Restricted Unit.

“Unit” means a common unit of the Partnership.

“Unit Appreciation Right” or “UAR” means a contingent right that entitles the holder to receive all or part of the excess of the Fair Market Value of a Unit on the exercise date of the UAR over the exercise price of the UAR. Such excess shall be paid in Units, cash or any combination thereof, in the discretion of the Committee.

“Unit Award” means a grant of a Unit that is not subject to a Restricted Period.

SECTION 3.Administration.

The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee. Subject to the following and applicable law, the Committee, in its sole discretion, may delegate any or all of its powers and duties under the Plan, including the power to grant Awards under the Plan, to the Chief Executive Officer of the General Partner, subject to such limitations on such delegated powers and duties as the Committee may impose, if any. Upon any such delegation, all references in the Plan to the “Committee,” other than in Section 7, shall be deemed to include the Chief Executive Officer; provided, however, that such delegation shall not limit the Chief Executive Officer’s right to receive Awards under the Plan. Notwithstanding the foregoing, the Chief Executive Officer may not grant Awards to, or take any action with respect to any Award previously granted to, a person who is an officer subject to Rule 16b-3 or a member of the Board. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Units to be covered by Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled, exercised, canceled, or forfeited; (vi) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (vii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or an Award Agreement in such manner and to such extent as the Committee deems necessary or appropriate. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Partnership, the General Partner, any Affiliate of the Partnership, any Participant, and any beneficiary of any Award.

SECTION 4.Units.

(a)Units Available under the Plan. Subject to adjustment as provided in Section 4(c), the maximum number of Units that may be granted with respect to Awards under the Plan shall be Ten Million (10,000,000) Units. If any Award is forfeited, cancelled, exercised, paid, or otherwise terminates or expires without the actual delivery of Units pursuant to such Award (the grant of Restricted Units is not a delivery of Units for this purpose), the Units subject to such Award shall again be available for Awards under the Plan. There shall not be any limitation on the number of Awards that may be paid in cash. Notwithstanding anything in this Section 4 to the contrary, (i) Units tendered as full or partial payment of the exercise price shall not increase the number of Units available under this Section 4, (ii) Units tendered as settlement of tax withholding obligations shall not increase the number of Units available under this Section 4, and (iii) Units repurchased by the Partnership using proceeds from the exercise of Options shall not be available for issuance under the Plan.

(b)Sources of Units Deliverable Under Awards. Any Units delivered pursuant to an Award shall consist, in whole or in part, of Units newly issued by the Partnership, Units acquired in the open market, from any Affiliate of the Partnership or from any other Person, or any combination of the foregoing, as determined by the Committee in its discretion.

(c)Anti-dilution Adjustments. With respect to any “equity restructuring” event that could result in an additional compensation expense to the Partnership pursuant to the provisions of Financial Accounting Standards Board Accounting Standards Codification Topic 718 – Stock Compensation (“FASB ASC Topic 718”), if adjustments to Awards with respect to such event were discretionary, the Committee shall equitably adjust the number and type of Units covered by each outstanding Award and the terms and conditions, including the exercise price and performance criteria (if any), of such Award to equitably reflect such restructuring event and shall adjust the number and type of Units (or other securities or property) with respect to which Awards may be granted after such event. With respect to any other similar event that would not result in a FASB ASC Topic 718 accounting charge if the adjustment to Awards with respect to such event were subject to discretionary action, the Committee shall have complete discretion to adjust Awards in such manner as it deems appropriate with respect to such other event.

(d)Non-Employee Director Limit. Notwithstanding anything herein to the contrary, the maximum number of Units subject to Awards granted during a single fiscal year to any non-employee Director shall not exceed 25,000 Units.

(e)Substitute Awards.

(i)Substitute Awards shall not reduce the Units authorized for grant under the Plan. In the event that a company acquired by the Partnership or any Affiliate or with which the Partnership or any Affiliate combines has equity interests available under a pre-existing plan approved by equity holders not adopted in contemplation of such acquisition or combination, the units available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of equity interests of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Units authorized for grant under the Plan; provided that Awards using such available Units shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Partnership or its Affiliates immediately prior to such acquisition or combination.

(ii)In the event that the Partnership or an Affiliate consummates a transaction described in Code Section 424(a) (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Employees or Directors on account of such transaction may be granted Substitute Awards in substitution for awards granted by their former employer, and any such substitute Options or UARs may be granted with an exercise price per Unit less than the Fair Market Value of a Unit on the date of grant thereof; provided, however, the grant of such substitute Option or UAR shall not constitute a “modification” as defined in Code Section 424(h)(3) and the applicable Treasury regulations.

SECTION 5.Eligibility.

Any Employee, consultant or Director shall be eligible to be designated a Participant by the Committee and receive an Award under the Plan.

SECTION 6.Awards.

(a)Options and UARs. The Committee shall have the authority to determine the Employees, consultants and Directors to whom Options and/or UARs shall be granted, the number of Units to be covered by each Option or UAR, the exercise price therefor, the Restricted Period and other conditions and limitations applicable to the exercise of the Option or UAR, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan.

(i)Exercise Price. The exercise price per Unit purchasable under an Option or subject to a UAR shall be determined by the Committee at the time the Option or UAR is granted but may not be less than the Fair Market Value of a Unit as of the date of grant of the Option or UAR. The Committee shall have no authority to make any adjustment (other than in connection with a Unit distribution, recapitalization or other transaction where an adjustment is permitted or required under the terms of the Plan) or amendment, and no such adjustment or amendment shall be made, that reduces or would have the effect of reducing the exercise price of an Option or UAR previously granted under the Plan, whether through amendment, cancellation or replacement grants, or other means, unless such adjustment or amendment is approved by the Partnership’s unitholders as required by applicable law, regulation or exchange requirement.

(ii)Time and Method of Exercise. The Committee shall determine the exercise terms and the Restricted Period with respect to an Option or UAR grant, which may include, without limitation, (A) a provision for accelerated vesting upon the death or Disability of a Participant, the achievement of specified performance goals or such other events as the Committee may provide, and (B) the method or methods by which payment of the exercise price with respect to an Option may be made or deemed to have been made, which may include, without limitation, cash, check acceptable to the Committee, withholding Units from the Award, a “cashless-broker” exercise through procedures approved by the Committee, or any combination of the above methods, having a Fair Market Value on the exercise date equal to the relevant exercise price.

(iii)Forfeitures. Except as otherwise provided in the terms of the Option or UAR grant, upon termination of a Participant’s employment with or consulting services to the Partnership and its Affiliates or membership on the Board, whichever is applicable, for any reason during the applicable Restricted Period, all outstanding unvested Options and UARs awarded to the Participant shall be automatically forfeited on such termination. The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Options or UARs.

(b) Restricted Units and Phantom Units. The Committee shall have the authority to determine the Employees, consultants and Directors to whom Restricted Units and Phantom Units shall be granted, the number of Restricted Units or Phantom Units to be granted to each such Participant, the Restricted Period, the conditions under which the Restricted Units or Phantom Units may become vested or forfeited and such other terms and conditions as the Committee may establish with respect to such Awards which may include, without limitation, a provision for accelerated vesting upon the death or Disability of a Participant, the achievement of specified performance goals or such other events as the Committee may provide.

(i)DERs. To the extent provided by the Committee, in its discretion, a grant of Phantom Units may include a tandem DER grant, which may provide that such DERs shall be paid directly to the Participant, be credited to a bookkeeping account (with or without interest in the discretion of the Committee), be “reinvested” in Units, Restricted Units and/or additional Phantom Units and be subject to the same or different vesting restrictions as the tandem Phantom Unit Award, or be subject to such other provisions or restrictions as determined by the Committee in its discretion. Absent a contrary provision in the Award Agreement, upon a distribution with respect to a Unit, cash equal in value to such distribution shall be paid promptly to the Participant without vesting restrictions with respect to each Phantom Unit then held.

(ii)UDRs. To the extent provided by the Committee, in its discretion, a grant of Restricted Units may provide that the distributions made by the Company with respect to the Restricted Units shall be subject to the same forfeiture and other restrictions as the Restricted Unit and, if restricted, such distributions shall be held, without interest, until the Restricted Unit vests or is forfeited with the UDR being paid or forfeited at the same time, as the case may be. In addition, the Committee may provide that such distributions be used to acquire additional Restricted Units for the Participant. Such additional Restricted Units may be subject to such vesting and other terms as the Committee may prescribe. Absent such a restriction on the UDRs in the Award Agreement, upon a distribution with respect to the Restricted Unit, such distribution shall be paid promptly to the holder of the Restricted Unit without vesting restrictions.

(iii) Forfeitures. Except as otherwise provided in the terms of the Restricted Units or Phantom Units grant agreement, upon termination of a Participant’s employment with or consulting services to the Partnership and its Affiliates or membership on the Board, whichever is applicable, for any reason during the applicable Restricted Period, all outstanding, unvested Restricted Units and Phantom Units awarded to the Participant shall be automatically forfeited on such termination. The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Restricted Units and/or Phantom Units.

(iv)Lapse of Restrictions.

(A)Phantom Units. Upon or as soon as reasonably practical following the vesting of each Phantom Unit, subject to satisfying the tax withholding obligations of Section 8(b), the Participant shall be entitled to receive from the Partnership one Unit or cash equal to the Fair Market Value of a Unit, as determined by the Committee in its discretion.

(B)Restricted Units. Upon or as soon as reasonably practical following the vesting of each Restricted Unit, subject to satisfying the tax withholding obligations of Section 8(b), the Participant shall be entitled to have the restrictions removed from his or her Unit certificate so that the Participant then holds an unrestricted Unit.

(c)Unit Awards. Unit Awards may be granted under the Plan to such Employees, consultants and/or Directors and in such amounts as the Committee, in its discretion, may select.

(d)Other Unit-Based Awards. Other Unit-Based Awards may be granted under the Plan to such Employees, consultants and/or Directors and in such amounts as the Committee, in its discretion, may select. An Other Unit-Based Award shall be an award denominated or payable in, valued in or otherwise based on or related to Units, in whole or in part. The Committee shall determine the terms and conditions of any such Other Unit-Based Award. Upon vesting, an Other Unit-Based Award may be paid in cash, Units (including Restricted Units) or any combination thereof as provided in the Award Agreement.

(e)General.

(i)Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to or in tandem with any other Award granted under the Plan or any award granted under any other plan of the Partnership or any of its Affiliates. Awards granted in addition to or in tandem with other Awards or awards granted under any other plan of the Partnership or any of its Affiliates may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(ii)Limits on Transfer of Awards.

(A)Except as provided in Section 6(e)(ii)(C), each Option and UAR shall be exercisable only by the Participant during the Participant’s lifetime, or by the person to whom the Participant’s rights shall pass by will or the laws of descent and distribution.

(B)Except as provided in Section 6(e)(ii)(C), no Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Partnership or any of its Affiliates.

(C)To the extent specifically provided by the Committee with respect to an Option or UAR, an Option or UAR may be transferred by a Participant without consideration to immediate family members or related family trusts, limited partnerships or similar entities or on such terms and conditions as the Committee may from time to time establish. Under no circumstances will a Participant be permitted to transfer an Option or UAR to a third-party financial institution without prior approval of the unitholders of the Partnership.

(iii)Term of Awards. The term of each Award shall be for such period as may be determined by the Committee.

(iv)Unit Certificates. All certificates for Units or other securities of the Partnership delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Units or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be inscribed on any such certificates to make appropriate reference to such restrictions.

(v)Consideration for Grants. Awards may be granted for such consideration, including services, as the Committee shall determine.

(vi)Delivery of Units or other Securities and Payment by Participant of Consideration. Notwithstanding anything in the Plan or any grant agreement to the contrary, delivery of Units pursuant to the exercise or vesting of an Award may be deferred for any period during which, in the good faith determination of the Committee, the Partnership is not reasonably able to obtain Units to deliver pursuant to such Award without violating applicable law or the applicable rules or regulations of any governmental agency or authority or securities exchange. No Units or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award grant agreement (including, without limitation, any exercise price or tax withholding) is received by the Partnership.

SECTION 7.Amendment and Termination; Change of Control.

Except to the extent prohibited by applicable law:

(a)Amendments to the Plan. Subject to Section 7(b), the Board or the Committee may amend, alter, suspend, discontinue, or terminate the Plan in any manner, including increasing the number of Units available for Awards under the Plan, without the consent of any Participant, other holder or beneficiary of an Award, or any other Person; provided, that, to the extent necessary under the applicable rules of the principal securities exchange on which the Units are traded, no amendment shall be effective unless approved by the unitholders of the Partnership.

(b)Amendments to Awards. Subject to Section 7(a), the Committee may waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted, provided no change, other than pursuant to Section 7(c), in any Award shall materially reduce the rights or benefits of a Participant with respect to an Award without the consent of such Participant. Except as provided in Sections 4(e) and 7(c), the Committee will not, however, modify any outstanding Option or UAR so as to specify a lower exercise price or grant price (and will not cancel an Option or UAR and substitute for it an Option or UAR with a lower exercise price or grant price), without the approval of the unitholders of the Partnership. In addition, except as provided in Sections 4(e) and 7(c), the Committee may not cancel an outstanding Option or UAR whose exercise price or grant price is equal to or greater than the current Fair Market Value of a Unit and substitute for it another Award or cash payment without the prior approval of the unitholders of the Partnership.

(c)Actions Upon the Occurrence of Change of Control. Upon the occurrence of a Change of Control:

(a)in the event an Award is assumed by the successor or survivor entity, or a parent or subsidiary thereof, or be exchanged for similar options, rights or awards covering the equity of the successor or survivor, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of equity interests and prices, such Award shall be exercisable or payable, in the event a Participant is employed by the Company at the time of the Change in Control, but subsequently terminates based on an involuntary termination without “cause” or a voluntary termination with “good reason” within 24 months of the Change in Control date, then the Participant shall become one hundred percent (100%) vested in the Award upon the date of the termination. For purposes of this Plan, “Cause” means the occurrence of any one or more of the following events: (i) Participant’s conviction of, or entry by Participant of, a guilty or no contest plea to a felony or crime; (ii) Participant’s commission of an act of fraud or dishonesty resulting in material economic or financial injury to the Company or any affiliate; or (iii) Participant’s performance of acts materially detrimental to the Company or any affiliate. For purposes of this Plan, “Good Reason” shall mean the occurrence, without the written consent of Participant, of one of the following events:

(i)a material diminution in Participant’s authority, duties or responsibilities;

(ii)a material reduction by the Company of Participant’s annual salary (unless similar reductions are made for all executive officers of the Company as a direct result of the need to respond to lower commodity prices or other external developments which have a material adverse effect on the oil and gas industry in general);

(iii)the requirement that Participant be based at any office or location that is more than 30 miles from current work location, except for travel reasonably required in the performance of Participant’s responsibilities and consistent with the Participant’s historical travel frequency and duration; or

(iv)any other action or inaction that constitutes a material breach by the Company of this Agreement.

Notwithstanding the foregoing, Participant will not be deemed to have terminated for Good Reason unless: (A) Participant provides written notice to the Company of the existence of one of the conditions described above within ninety (90) days after Participant has knowledge of the initial existence of the condition; (B) the Company fails to remedy the condition so identified within thirty (30) days after receipt of such notice (if capable of correction); (C) Participant provides a written notice of termination to the Company within thirty (30) days of the expiration of the Company’s period to remedy the condition; and (D) Participant terminates employment within ninety (90) days after Participant provides written notice to the Company of the existence of the condition referred to in clause (A).

(b)in the event the Award is not assumed by the successor or surviving entity, then, notwithstanding other provisions of the Plan, the Awards outstanding shall be vested and exercisable on the effective date of the Change of Control.

SECTION 8.General Provisions.

(a)No Rights to Award. No Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants. The terms and conditions of Awards need not be the same with respect to each recipient.

(b)Tax Withholding. Unless other arrangements have been made that are acceptable to the Committee, the Partnership or any of its Affiliates is authorized to withhold from any Award, from any payment due or transfer made under any Award or from any compensation or other amount owing to a Participant the amount (in cash, Units, Units that would otherwise be issued pursuant to such Award or other property) of any applicable taxes payable in respect of the grant of an Award, its exercise, the lapse of restrictions thereon, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee to satisfy the withholding obligations for the payment of such taxes.

(c)No Right to Employment or Services. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Partnership or any of its Affiliates, continue consulting services or to remain on the Board, as applicable. Furthermore, the Partnership or any of its Affiliates may at any time dismiss a Participant from employment free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan, any Award Agreement or other agreement.

(d)Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware without regard to its conflicts of laws principles.

(e)Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable law or, if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(f)Other Laws. The Committee may refuse to issue or transfer any Units or other consideration under an Award if, in its sole discretion, it determines that the issuance or transfer of such Units or such other consideration might violate any applicable law or regulation, the rules of the principal securities exchange on which the Units are then traded, or entitle the Partnership or any of its Affiliates to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Partnership by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to such Participant, holder or beneficiary.

(g)No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Partnership or any participating Affiliate of the Partnership and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Partnership or any participating Affiliate of the Partnership pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Partnership or any participating Affiliate of the Partnership.

(h)No Fractional Units. No fractional Units shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Units or whether such fractional Units or any rights thereto shall be canceled, terminated, or otherwise eliminated.

(i)Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(j)Facility Payment. Any amounts payable hereunder to any person under legal disability or who, in the judgment of the Committee, is unable to manage properly his or her financial affairs, may be paid to the legal representative of such person, or may be applied for the benefit of such person in any manner that the Committee may select, and the Partnership shall be relieved of any further liability for payment of such amounts.

(k)Gender and Number. Words in the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

(l)Compliance with Code Section 409A. Notwithstanding any provision of the Plan to the contrary, all Awards made under the Plan are intended to be exempt from or, in the alternative, comply with Code Section 409A and the interpretive guidance thereunder, including the exceptions for stock rights and short-term deferrals. The Plan will be construed and interpreted in accordance with such intent. References in the Plan to “termination of employment” and similar terms shall mean a “separation from service” within the meaning of that term under Code Section 409A. Any payment or distribution that is to be made to a Participant who is a “specified employee” of the Partnership, the General Partner, a Subsidiary or an Affiliate of the Partnership, the General Partner or a Subsidiary

within the meaning of that term under Code Section 409A and as determined by the Committee, on account of a “separation from service” under Code Section 409A, may not be made before the date which is six months after the date of such “separation from service,” unless the payment or distribution is exempt from the application of Code Section 409A by reason of the short-term deferral exemption or otherwise.

(m)Foreign Participants. In order to facilitate the making of any Award under the Plan, the Committee may provide for such special terms for Awards to Participants who are nationals and/or tax residents of a jurisdiction other than the United States of America, or who are employed outside of the United States of America, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom of a jurisdiction outside of the United States of America.

SECTION 9.Term of the Plan.

The Plan was adopted by the Board on December 12, 2025, and shall become effective on February 9, 2026 (the “Effective Date”), the date on which the Plan was approved by the unitholders of the Partnership, subject to such approval. The Plan shall continue until the earliest of (i) the date the Plan is terminated by the Board, (ii) all Units available under the Plan have been paid to Participants, or (iii) the 10th anniversary of the Effective Date. However, any Award granted prior to such termination, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award, shall extend beyond such termination date.

SECTION 10. Erroneously Awarded Compensation.

The Plan and all Awards issued hereunder shall be subject to the NGL Energy Partners LP Clawback Policy, as such policy may be amended from time to time.

Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945

Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your units in the same manner as if you marked, signed and returned your proxy card.

INTERNET/MOBILE – www.proxypush.com/NGL Use the Internet to vote your proxy until 11:59 p.m. (CT) on February 8, 2026.

PHONE – 1-866-883-3382 Use a touch-tone telephone to vote your proxy until 11:59 p.m. (CT) on February 8, 2026.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided in time to be received by February 6, 2026 (one business day before meeting).

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

The Board of Directors of Our General Partner Recommends a Vote FOR Proposals 1, 2 and 3.
Proposal 1:	Approve the NGL Energy Partners LP 2025 Long-Term Incentive Plan (the “LTIP Proposal”).		☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal 2:	Ratify the appointment of Grant Thornton LLP as NGL Energy Partners LP’s independent registered public accounting firm for fiscal year 2026.		☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal 3:	Approve the adjournment or postponement of the Special Meeting, if necessary, to continue to solicit votes for the LTIP Proposal.		☐ FOR	☐ AGAINST	☐ ABSTAIN

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.

Address Change? Mark box, sign, and indicate changes below: ☐

Date

Signature(s) in Box
Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administra-
tors, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

NGL Energy Partners LP
SPECIAL MEETING OF UNITHOLDERS
Monday, February 9, 2026
10:30 a.m. (CT)
Double Tree Tulsa Warren Place
6110 South Yale Avenue
Aspen Room
Tulsa, OK 74136

NGL Energy Partners LP
6120 South Yale Avenue, Suite 1300	proxy
Tulsa, OK 74136

This proxy is solicited by the Board of Directors of Our General Partner for use at the Special Meeting on February 9, 2026.

The units you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Proposals 1, 2 and 3.

By signing the proxy, you revoke all prior proxies and appoint H. Michael Krimbill and Bradley P. Cooper, and each of them with full power of substitution, to vote your units on the matters shown on the reverse side and any other matters which may come before the Special Meeting and all adjournments.

See reverse for voting instructions.